State of Delaware Secretary of State
Division of Corporations
Delivered 11:48 AM 05/23/2007
FILED 11:47 AM 05/23/2007
SRV 070606750 - 3920102 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

Dream Media, Inc.

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.
DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of
Dream Media, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " First " so that, as amended, said Article shall be and read as follows:
Aspire Japan, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Dream Media, Inc.

has caused this certificate to be signed by
Ken Osako,             an Authorized Officer,

this     22nd    day of     May, 2007.

By:   /s/ Ken Osaka
                            Authorized Officer
                               Title: President
                                    Name: Ken Osako
                                        Print or Type

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of     511410, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “First " so that, as amended, said Article shall be and read as follows:
"The name of the corporation shall be: Dream Media, Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 23rd day of October , 2006

By:   /s/ Ken Osaka
                            Authorized Officer
                               Title: President
                                    Name: Ken Osako
                                        Print or Type

State of Delaware Secretary of State Division of Corporations Delivered06:19 PM 10/26/2006 FILED 06:13 PM 10/26/2006 SRV 060987025 - 3920102 FILE

CERTIFICATE OF INCORPORATION

FIRST:      The name of the corporation shall be: 511410, Inc.

SECOND:    Its registered office in the State of Delaware is to be located at 2771 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD:     The purpose or purposes of the corporation shall be:

               To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH:   The total number of shares of stock, which this corporation is authorized to issue is One-Hundred million (100,000,000) shares of Common Stock with par value of .001 per share and Fifty million (50,000,000) shares of preferred stock with $.001 par value.

The powers, preferences and rights and the qualification, limitation and restrictions thereof shall be determined by the board of directors.

        FIFTH:     The name and address of the incorporator is as follows:

                            The Company Corporation
                            2711 Centerville Road
                            Suite 400
                            Wilmington, Delaware 19808

        SIXTH:      The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

        SEVENTH:   No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation.

                     The Company Corporator, Incorporator

Date: February 2, 2005    /s/ Brandon Laramore
                                        Name: Brandon Laramore
                                        Assistant Secretary